UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest even reported) January 05, 2004

Center Financial Corporation

(Exact name of Registrant as specified in its charter)

Commission file number: 000-50050

California	52-2380548
(State of Incorporation)	(IRS Employer Identification No)

3435 Wilshire Boulevard, Suite 700, Los Angeles, California 90010

(Address of principal executive offices)

(213) 251-2222

(Registrant’s telephone number, including area code)

Item 5:	Other Events.

Center Financial Corporation, announced that it received net proceeds of approximately $18 million on December 30, 2003 through its participation in a trust preferred securities offering as part of pooled offerings with several other financial institutions.

Item 7:	Financial Statements and Exhibits

(c) Exhibits

99.1	Press release issued by Center Financial Corporation, dated January 5, 2004.

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized:

Date: January 5, 2004	/s/ Yong Hwa Kim

Center Financial Corporation Yong Hwa Kim Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description	Page

99.1	Press release of the Registrant	4